UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2018

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 30, 2018 (the “Annual Meeting”).  Stockholders acted on items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2019 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	35,154,632	232,127	156,621	7,884,556
Terry P. Bayer	34,981,682	419,992	141,706	7,884,556
Edwin A. Guiles	35,121,730	283,319	138,331	7,884,556
Martin A. Kropelnicki	35,128,384	259,924	155,072	7,884,556
Thomas M. Krummel, M.D.	34,911,526	495,223	136,631	7,884,556
Richard P. Magnuson	34,630,210	758,667	154,503	7,884,556
Peter C. Nelson	34,913,423	472,374	157,583	7,884,556
Carol M. Pottenger	35,250,989	172,140	120,251	7,884,556
Lester A. Snow	35,137,947	268,382	137,051	7,884,556

2.              The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as    follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,441,715	8,804,016	297,649	7,884,556

3.              The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2018 was ratified as follows:

Votes For	Votes Against	Abstentions
42,548,229	625,286	254,351

4.              The proposal for the Company’s 2018 Employee Stock Purchase Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,979,735	348,059	215,586	7,884,556

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: June 1, 2018	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer